Exhibit 10.2

CONTRIBUTION, CONVEYANCE AND ASSUMPTION

AGREEMENT

By and Among

SPRAGUE RESOURCES LP,

SPRAGUE RESOURCES GP LLC,

AXEL JOHNSON INC.,

SPRAGUE PROJECT ROSE 2011 LLC,

SPRAGUE RESOURCES HOLDINGS LLC,

SPRAGUE ENERGY SOLUTIONS INC.,

And

SPRAGUE OPERATING RESOURCES LLC

Dated as of                     , 2012

CONTRIBUTION, CONVEYANCE AND ASSUMPTION

AGREEMENT

This Contribution, Conveyance and Assumption Agreement, dated as of                 , 2012 (this “Agreement”), is by and among Sprague Resources LP, a Delaware limited partnership (the “Partnership”), Sprague Resources GP LLC, a Delaware limited liability company (the “General Partner”), Axel Johnson Inc., a Delaware corporation (“AJI”), Sprague Project Rose 2011 LLC, a Delaware limited liability company (the “SPV”), Sprague Resources Holdings LLC, a Delaware limited liability company (“Holdings”), Sprague Energy Solutions Inc., a Delaware corporation (“Reseller”), and Sprague Operating Resources LLC, a Delaware limited liability company (the “OLLC”). The above named entities are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in Article I.

RECITALS

WHEREAS, the General Partner and Holdings have formed the Partnership, pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), for the purpose of engaging in any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware LP Act.

WHEREAS, each of the following actions has been taken prior to the date hereof:

1.	AJI formed Holdings to which AJI it contributed $2,000 in exchange for all of the membership interests in Holdings.

2.	Holdings formed the General Partner to which it contributed $1,000 in exchange for all of the membership interests in the General Partner.

3.	The General Partner and Holdings formed the Partnership to which the General Partner contributed $10 and Holdings contributed $990 in exchange for a 1% general partner interest and a 99% limited partner interest, respectively.

4.	Sprague Energy Corp., a Delaware corporation (“Sprague”), formed Reseller to which it contributed $1,000 in exchange for all of the membership interests in Reseller.

5.	Holdings, Sprague and the lenders on Sprague’s existing credit facility (the “Debt”) agreed to waivers, consents or amendments to the existing terms of the Debt.

6.	Holdings formed the SPV to which it contributed $1,000 in exchange for all of the membership interests in the SPV.

7.	Sprague filed articles of conversion with the Secretary of State of the State of Delaware pursuant to which it converted into a limited liability company named “Sprague Operating Resources LLC” and subsequently filed an election with the Internal Revenue Service (the “IRS”) on Form 8832 electing, effective on the date of formation of the OLLC, to be treated as a corporation for U.S. federal income tax purposes.

WHEREAS, pursuant hereto, each of the following will occur at the Effective Time in the order set forth herein:

1.	AJI will contribute all of the membership interests in the OLLC (the “OLLC Interest”) to Holdings.

2.	The OLLC will file an election with the IRS on Form 8832 to be disregarded as an entity separate from its sole tax owner for U.S. federal income tax purposes to be effective prior to the Effective time.

3.	The OLLC will convey all of its assets other than the Overhead Assets, defined below, necessary to operate its business of making end user fuel sales to Reseller (the “Reseller Assets”).

4.	The OLLC will distribute to the SPV: (i) its employee-related assets, such as office equipment, building and similar “overhead” items (the “Overhead Assets”), (ii) accounts receivable representing $ million (the “Accounts”), (iii) all of the interests in Sprague Energy Canada Ltd., a corporation organized under the laws of Canada, (iv) all of the interests in Ekotek Inc., a Delaware corporation, (v) all of the interests in each of Sprague’s Bucksport and Portsmouth (Gosling Road) Terminals (the “Bucksport and Portsmouth Terminal Assets”), (vi) all of the interests in Sprague New York Properties LLC, a Delaware limited liability company, and (vii) all of the interests in Sprague Massachusetts Properties LLC, a Delaware limited liability company, and any other interest in the assets of the New Bedford Terminal that may be held in the name of the OLLC (the “New Bedford Terminal Assets”) (the Overhead Assets, the Accounts and the items described in clauses (iii)-(vii) hereof, the “OLLC Distribution Interest”).

5.	Holdings will convey to the Partnership all of its membership interest in the OLLC (the “Holdings Contribution”) in exchange for (a) Common Units, representing a % limited partner interest in the Partnership, (b) Subordinated Units, representing a % limited partner interest in the Partnership, (c) all of the equity interests in the Partnership classified as Incentive Distribution Rights under the Partnership Agreement, and (d) the right to receive the Deferred Issuance and Distribution (as defined in Article III hereof) (collectively, the “Holdings Consideration”).

6.	In connection with the Offering, the public, through the Underwriters, will contribute cash to the Partnership $ million ($ million net of the Underwriters’ Spread), in exchange for the Firm Units, as contemplated by the Registration Statement.

7.	The Partnership will pay Barclays Capital Inc. a structuring fee equal to 0.75% of the gross proceeds of the sale of the Firm Units and any Option Units (the “Structuring Fee”).

8.	The Partnership will pay all offering expenses, estimated to be approximately $7.4 million, excluding the Underwriters’ Spread and the Structuring Fee.

9.	The Partnership will redeem the initial interests of the General Partner and Holdings and will refund the General Partner’s initial contribution of $10 and Holding’s initial contribution of $990.

WHEREAS, the shareholders, members or partners of the Parties have taken all corporate, limited liability company and partnership action, respectively, as the case may be, required to approve the transactions contemplated by this Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The terms set forth below in this Article I shall have the meanings ascribed to them below or in the part of this Agreement referred to below:

“Commission” means the United States Securities and Exchange Commission.

“Common Unit” means a common unit representing a limited partner interest in the Partnership having the rights set forth in the Partnership Agreement.

“Effective Time” means 8:00 a.m. prevailing Eastern Time on the date of the closing of the offering of the Firm Units.

“Firm Units” means the Common Units to be sold by the Partnership to the Underwriters pursuant to the terms of the Underwriting Agreement, but does not include any Option Units.

“Option Closing Date” has the meaning assigned to it in the Partnership Agreement.

“Option Units” means the Common Units that the Partnership will agree to issue upon an exercise of the Over-Allotment Option.

“Original Partnership Agreement” means that certain Agreement of Limited Partnership of the Partnership, dated as of June 23, 2011.

“Over-Allotment Option” has the meaning set forth in the Partnership Agreement.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, substantially in the form attached as Appendix A to the Registration Statement.

“Registration Statement” means the Registration Statement on Form S-1 filed with the Commission (Registration No. 333-175826), as amended.

“Subordinated Unit” means a subordinated unit representing a limited partner interest in the Partnership having the rights set forth in the Partnership Agreement.

“Underwriters” means the underwriters listed in the Underwriting Agreement.

“Underwriters’ Spread” means the total amount of the Underwriters’ discount.

“Underwriting Agreement” means a firm commitment underwriting agreement with respect to the Offering to be entered into by and among Holdings, the Partnership, the General Partner and the Underwriters.

ARTICLE II

CONTRIBUTIONS, ACKNOWLEDGEMENTS AND DISTRIBUTIONS

The following shall be completed at the Effective Time in the order set forth herein:

Section 2.1 Conveyance of the OLLC Interest by AJI to Holdings. AJI hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to Holdings, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the OLLC Interest, and Holdings hereby accepts the OLLC Interest.

Section 2.2 Form 8832 Election by the OLLC. The OLLC hereby agrees to file with the IRS an election on Form 8832 electing to be disregarded as an entity separate from its sole tax owner for U.S. federal income tax purposes to be effective prior to the Effective Time.

Section 2.3 Conveyance of the Reseller Assets by the OLLC to Reseller. The OLLC hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Reseller, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the Reseller Assets, and the Reseller hereby accepts the Reseller Assets.

TO HAVE AND TO HOLD, the Reseller Assets unto Reseller, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement and in such instruments of conveyance, forever.

Section 2.4 Distribution of OLLC Distribution Interest by the OLLC to the SPV. The OLLC hereby grants, distributes, bargains, conveys, assigns, transfers, sets over and delivers to the SPV, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the OLLC Distribution Interest, and the SPV hereby accepts the OLLC Distribution Interest.

TO HAVE AND TO HOLD, each of the Overhead Assets, the Accounts, the Bucksport and Portsmouth Terminal Assets and the New Bedford Terminal Assets unto the SPV, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement and in such instruments of conveyance, forever.

Section 2.5 Conveyance of Holdings Contribution by Holdings to the Partnership. Holdings hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the Holdings Contribution, and the Partnership hereby accepts the Holdings Contribution, in exchange for the Holdings Consideration.

Section 2.6 Execution of the Partnership Agreement. The Partnership, the General Partner and Holdings shall amend and restate the Original Partnership Agreement by executing the Partnership Agreement in substantially the form included in Appendix A to the Registration Statement, with such changes as are necessary to reflect any adjustment to the number of Firm Units and Option Units as the Partnership and Holdings may agree with the Underwriters and such other changes as the Partnership, the General Partner and Holdings may agree.

Section 2.7 Payment and Contribution of Cash by the Public Through the Underwriters. The Parties acknowledge that the Partnership is undertaking the Offering and the public, through the Underwriters will, pursuant to the Underwriting Agreement, agree to make a capital contribution to the Partnership of an amount determined pursuant to the Underwriting Agreement in exchange for the issuance and sale of the Partnership Units.

Section 2.8 Payment of Structuring Fee. The Partnership agrees to pay Barclays Capital Inc. the applicable Structuring Fee.

Section 2.9 Payment of Transaction Expenses. The Parties acknowledge the payment by the Partnership, in connection with the transactions contemplated hereby and by the Registration Statement, of estimated transaction expenses in the amount of approximately $7.4 million (exclusive of the Underwriters’ Spread and the Structuring Fee).

Section 2.10 Redemption of the General Partner’s and Holdings’ Initial Interests. For and in consideration of the payment by the Partnership of $10 to the General Partner and $990 to Holdings as a refund of their respective initial contribution to the Partnership, the Partnership hereby redeems all of the initial interests of the General Partner and Holdings.

ARTICLE III

DEFERRED ISSUANCE AND DISTRIBUTION

Section 3.1 Deferred Issuance and Distribution; Payment of the Option Structuring Fee. If the Over-Allotment Option is exercised in whole or in part, the public, through the Underwriters, will make an additional capital contribution to the Partnership in cash in an amount determined pursuant to the Underwriting Agreement in exchange for the sale of the Option Units. Upon the earlier to occur of the expiration of the Over-Allotment Option period or the exercise in full of the Over-Allotment Option, the Partnership will issue to Holdings a number of additional Common Units that is equal to the excess, if any, of (x) the maximum number of Option Units issuable pursuant to the Over-Allotment Option over (y) the aggregate number of Option Units, if any, actually purchased by and issued to the Underwriters pursuant to any exercise(s) of the Over-Allotment Option. Upon each Option Closing Date, the Partnership shall make a distribution to Holdings in cash in an aggregate amount equal to the total amount of proceeds received by the Partnership from such exercise of the Over-Allotment Option, net of the Underwriters’ Spread, as reimbursement for certain capital expenditures made by Holdings prior to the transactions described in the Registration Statement. Both the additional Common Units issuable and the cash distributions distributable to Holdings (collectively, the “Deferred Issuance and Distribution”), when issued and/or distributed, shall be issued and distributed to Holdings.

ARTICLE IV

OTHER ASSURANCES

Section 4.1 Further Assurances. From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (c) more fully and effectively to carry out the purposes and intent of this Agreement.

Section 4.2 Cash Attributable to the Accounts. The General Partner hereby agrees to cause the Partnership and its subsidiaries to promptly transmit to Holdings any cash received attributable to any of the Accounts.

ARTICLE V

EFFECTIVE TIME

Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article II, Article III or Article IV shall be operative or have any effect until the Effective Time, at which time all such provisions shall be effective and operative in accordance with this Agreement without further action by any Party.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Order of Completion of Transactions. Each of the transactions provided for in Article II of this Agreement shall be completed immediately following the Effective Time in the order set forth therein. Following the completion of the transactions provided for in Article II, the transactions provided for in Article III, if they occur, shall be completed.

Section 6.2 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 6.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 6.4 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 6.5 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 6.6 Applicable Law; Forum, Venue and Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware. Each of the Parties (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to this Agreement shall be exclusively brought in the Court of Chancery of the State of Delaware, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims; (ii) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in connection with any such claim, suit, action or proceeding; (iii) agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of the Court of Chancery of the State of Delaware or of any other court to which proceedings in the Court of Chancery of the State of Delaware may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper; (iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; and (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law.

Section 6.7 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 6.8 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.

Section 6.9 Integration. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements among the Parties with respect to the subject matter hereof and the matters addressed or governed hereby, whether oral or written.

Section 6.10 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

Section 6.11 Costs. Each transferee/assignee hereunder shall pay all sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made hereunder, and shall pay all documentary, filing, recording, transfer, deed and conveyance taxes and any fees required in connection therewith.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above written.

SPRAGUE RESOURCES LP

By:	SPRAGUE RESOURCES GP LLC, its general partner

By:
Name:
Title:

SPRAGUE RESOURCES GP LLC

By:
Name:
Title:

AXEL JOHNSON INC.

By:
Name:
Title:

SPRAGUE RESOURCES HOLDINGS LLC

By:
Name:
Title:

SPRAGUE ENERGY SOLUTIONS INC.

By:
Name:
Title:

Signature Page to Contribution, Conveyance and Assumption Agreement

SPRAGUE OPERATING RESOURCES LLC

By:
Name:
Title:

SPRAGUE PROJECT ROSE 2011 LLC

By:
Name:
Title:

Signature Page to Contribution, Conveyance and Assumption Agreement